                                                                 Exhibit 25(i)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                           -------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                        36-0899825
                                                      (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois           60670-0126
         (Address of principal executive offices)     (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)


                           --------------------------


                           Fleet Financial Group, Inc.
           (Exact name of obligor as specified in its trust agreement)


      Rhode Island                                  05-0341324
      (State or other jurisdiction of               (I.R.S. employer
      incorporation or organization)                identification number)

      One Federal Street
      Boston, Massachusetts                         02110
(Address of principal executive offices)            (Zip Code)


                      Guarantee of Preferred Securities of
                             Fleet Capital Trust IX
                         (Title of Indenture Securities)


                                       1

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Item 1.           General Information.  Furnish the following
                  information as to the trustee:

                  (a)      Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of the Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4. A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.
                                       2

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                  7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 17th day of September, 1998.


                      The First National Bank of Chicago,
                      Trustee

                      By /s/ John R. Prendiville
                         -----------------------
                           John R. Prendiville
                           Vice President





* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of US WEST Capital Funding, Inc. on May 6, 1998 (Registration No. 333-51907-01).


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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                              September 17, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the guarantee between Fleet Financial Group, Inc. and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                           Very truly yours,

                           The First National Bank of Chicago

                           By: /s/ John R. Prendiville
                               ------------------------
                                    John R. Prendiville
                                    Vice President

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                                    EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago   Call Date: 06/30/98
                       ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460            Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                              Dollar Amounts in thousands                     C400
                                                                                             ------



ASSETS                                                                                     RCFD
1.  Cash and balances due from depository institutions (from Schedule RC-A):               ----
    a. Noninterest-bearing balances and currency and coin(1)..........................     0081        4,490,272      1.a
    b. Interest-bearing balances(2)...................................................     0071        5,586,990      1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)......................     1754                0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)...................     1773        8,974,952      2.b
3.  Federal funds sold and securities purchased under agreements to resell............     1350        5,558,583      3.

                                                                                           RCFD
4.  Loans and lease financing receivables:                                                 ----
    a. Loans and leases, net of unearned income (from Schedule RC-C)..................     2122       28,257,868     4.a
    b. LESS: Allowance for loan and lease losses......................................     3123          413,742     4.b
    c. LESS: Allocated transfer risk reserve..........................................     3128                0     4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCFD
                                                                                           ----
       reserve (item 4.a minus 4.b and 4.c)..........................................      2125       27,844,126     4.d
5.  Trading assets (from Schedule RD-D)..............................................      3545        6,073,169     5.
6.  Premises and fixed assets (including capitalized leases).........................      2145          721,430     6.
7.  Other real estate owned (from Schedule RC-M).....................................      2150            6,827     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...................................................      2130          184,515     8.
9.  Customers' liability to this bank on acceptances outstanding.....................      2155          310,026     9.
10. Intangible assets (from Schedule RC-M)...........................................      2143          302,859    10.
11. Other assets (from Schedule RC-F)................................................      2160        2,137,491    11.
12. Total assets (sum of items 1 through 11).........................................      2170       62,191,240    12.


----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago Call Date:
                         06/30/98 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460          Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Continued

                                                       Dollar Amounts in Thousands
                                                       ---------------------------
LIABILITIES
13. Deposits:                                                                               RCON
    a. In domestic offices (sum of totals of columns A and C                                ----
       from Schedule RC-E, part 1)....................................................      2200       21,810,607   13.a
       (1) Noninterest-bearing(1).....................................................      6631        9,864,956   13.a1
       (2) Interest-bearing...........................................................      6636       11,945,651   13.a2

                                                                                            RCFN
    b. In foreign offices, Edge and Agreement subsidiaries, and                             ----
       IBFs (from Schedule RC-E, part II).............................................      2200       15,794,963   13.b
       (1) Noninterest bearing........................................................      6631          482,528   13.b1
       (2) Interest-bearing...........................................................      6636       15,312,435   13.b2

14. Federal funds purchased and securities sold under agreements to repurchase:             RCFD 2800   3.858,711   14
15. a. Demand notes issued to the U.S. Treasury.......................................      RCON 2840   1,444,748   15.a
    b. Trading Liabilities(from Sechedule RC-D).......................................      RCFD 3548   5,661,633   15.b

                                                                                            RCFD
16. Other borrowed money:                                                                   ----
    a. With original maturity of one year or less.....................................      2332        4,356,061   16.a
    b. With original  maturity of more than one year..................................      A547          385,550   16.b
    c. With original maturity of more than three years ...............................      A548          320,386   16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding...........................      2920          310,026   18.
19. Subordinated notes and debentures.................................................      3200        2,200,000   19.
20. Other liabilities (from Schedule RC-G)............................................      2930        1,176,564   20.
21. Total liabilities (sum of items 13 through 20)....................................      2948       57,319,249   21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.....................................      3838                0   23.
24. Common stock......................................................................      3230          200,858   24.
25. Surplus (exclude all surplus related to preferred stock)..........................      3839        3,188,187   25.
26. a. Undivided profits and capital reserves.........................................      3632        1,467,324   26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities.........      8434           18,040   26.b
27. Cumulative foreign currency translation adjustments...............................      3284          (2,418)   27.
28. Total equity capital (sum of items 23 through 27).................................      3210        4,871,991   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).............................................      3300       62,191,240   29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
     by independent external auditors as of any date during 1996........RCFD 6724.....      N/A            Number
                                                                                                           M.1.

1 = Independent audit of the bank        4.= Directors' examination of the
    conducted in accordance with             bank performed by other external
    generally accepted auditing              auditors (may be required by state
    standards by a certified public          chartering authority)
    accounting firm which submits a      5 = Review of the bank's financial
    report on the bank                       statements by external auditors
2 = Independent audit of the bank's      6 = Compilation of the bank's
    parent holding company conducted in      financial statements by external
    accordance with generally accepted       auditors
    auditing standards by a certified    7 = Other audit procedures (excluding
    public accounting firm which             tax preparation work)
    submits a report on the              8 = No external audit work
    consolidated holding company (but
    not on the bank separately)
3 = Directors' examination of the
    bank conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required by
    state chartering authority)

-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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